UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2005
AMERICA WEST HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12649	86-0847214
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)
111 West Rio Salado Parkway
Tempe, Arizona 85281
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (480) 693-0800
AMERICA WEST AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12337	86-0418245
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)
4000 E. Sky Harbor Boulevard
Phoenix, Arizona 85034-3899
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (480) 693-0800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS.
On July 22, 2005, the Air Transportation Stabilization Board (“ATSB”) unanimously voted to approve (i) the request by America West Holdings Corporation (“Holdings”) that the ATSB grant waivers under the ATSB-backed term loan made to America West Airlines, Inc. (“AWA”) necessary for Holdings to consummate the proposed merger with a subsidiary of US Airways Group, Inc. (“US Airways Group”), and (ii) the corresponding request by US Airways Group that the ATSB consent to the reinstatement of the ATSB-backed term loan made to US Airways, Inc. (“US Airways”) on terms necessary to effect the proposed merger and the Chapter 11 plan of reorganization of US Airways Group and its domestic subsidiaries. The ATSB’s approval is subject to certain terms and conditions. A copy of the ATSB’s letter to Holdings and US Airways Group, together with a term sheet outlining some of the terms and conditions of the ATSB’s approval, is filed under Item 8.01 as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Pursuant to the terms set forth by the ATSB, upon the consummation of the proposed merger, the outstanding principal amount under US Airways’ ATSB-backed loan would be approximately $708 million, less mandatory prepayments from specified asset sales in connection with the plan of reorganization, and the outstanding principal amount under AWA’s ATSB-backed loan would be approximately $300 million. The ATSB’s term sheet provides that the two ATSB-back loans, which will continue to follow separate repayment schedules and interest rates, would be amended to:
•	require certain prepayments from the proceeds of specified assets sales by US Airways Group;

•	reschedule amortization payments for US Airways with semi annual payments beginning on September 30, 2007 and continuing through September 30, 2010 (scheduled amortization payments by AWA would not be amended);

•	revise the mandatory prepayment provisions of both loans to allocate prepayments between US Airways and AWA, conform the prepayment obligations under the two loans, and provide for mandatory prepayments upon certain debt and equity issuances (including issuances of certain convertible notes, secured and unsecured debt, equity and hybrid securities) and sale lease-backs, asset sales, changes in control and collateral value deficiencies;

•	require a premium, in certain instances, for voluntary prepayments of AWA’s ATSB-backed loan;

•	revise the interest rate payable on the US Airways loan and the guarantee fees payable on the loans;

•	provide for a first priority lien on all unencumbered assets of the combined companies, subject to certain exceptions, to secure US Airways’ ATSB-backed loan (subject to an increased amortization requirement if US Airways is unable to pledge or grant a perfected lien in its leasehold interest in certain airport facilities);

•	implement certain financial covenants, including minimum cash requirements (as described in more detail below) and required minimum ratios or earnings before interest, taxes, depreciation, amortization and aircraft rent to fixed charges; and

•	modify the transferability provisions of the loans to allow certain tranches of the loans to be transferred to qualified institutional buyers without the benefit of the ATSB guarantee, provided that interest on a transferred tranche will accrue at the interest rate applicable to such tranche plus the guarantee fee that would otherwise have been payable to the ATSB.

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The combined company would be required to maintain consolidated unrestricted cash and cash equivalents, less (a) the amount of all outstanding advances by credit card processors and clearing houses in excess of 20% of the air traffic liabilities, (b) $250 million presumed necessary to fund a subsequent tax trust (to the extent not otherwise funded by the combined company or through credit card holdbacks transferable to the combined company), (c) $35 million presumed necessary to post collateral to credit card clearing houses (to the extent not posted) and (d) any unrestricted cash or cash equivalents held in unperfected accounts) in an amount not less than:
$525 million through March 2006
$500 million through September 2006
$475 million through March 2007
$450 million through September 2007
$400 million through March 2008
$350 million through September 2008; and
$300 million through September 2010.
In addition, the lenders under AWA’s ATSB-backed loan would be granted the option to either participate in the proposed rights offering by US Airways Group or receive corresponding anti-dilution adjustments under the warrants issued by Holdings to them in connection with AWA’s ATSB-backed loan and the right to pay the exercise price for the warrants through a dollar-for-dollar discharge of indebtedness under AWA’s ATSB-backed loan. Subject to ATSB review of the companies’ proposed compensation program, certain restrictions imposed by the warrants and AWA’s ATSB-backed loan would be modified to provide greater flexibility to the combined company to make restricted stock grants. The ATSB would also agree to terminate, upon the effectiveness of the proposed merger, certain restrictions on the transfer of the stock held by TPG Partners, L.P., TPG Parallel I, L.P. and Air Partners II, L.P.
The ATSB’s approval is subject to various conditions to closing, including the consummation of the proposed merger, and to further finalization and negotiation of certain terms between the companies and the ATSB.
* * * *
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the companies’ outlook, expected fuel costs, the RASM environment, and the companies’ respective expected 2005 financial performance. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation (“America West”) and US Airways Group, Inc. (“US Airways Group” and, together with America West, the “companies”), including future financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of America West and US Airways Group’s management and are subject to significant risks and uncertainties that could cause the companies’ actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not

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limited to, the following: the ability of the companies to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing, in the case of US Airways Group, or other financing; the ability of the companies to maintain adequate liquidity; the duration and extent of the current soft economic conditions; the impact of global instability including the continuing impact of the continued military presence in Iraq and Afghanistan and the terrorist attacks of Sept. 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the companies to attract and retain customers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; the impact of changes in fuel prices; economic conditions; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; US Airways Group’s ability to continue as a going concern; US Airways Group’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time; the ability of US Airways Group to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for US Airways Group to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of US Airways Group to obtain and maintain normal terms with vendors and service providers; US Airways Group’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on US Airways Group’s liquidity or results of operations; the ability of US Airways Group to operate pursuant to the terms of its financing facilities (particularly t he financial covenants); the ability of US Airways Group to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; and other risks and uncertainties listed from time to time in the companies’ reports to the SEC. There may be other factors not identified above of which the companies are not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The companies assume no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan of US Airways ultimately confirmed, can affect the value of the US Airways Group’s various prepetition liabilities, common stock and/or other equity securities. Accordingly, the companies urge that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Additional factors that may affect the future results of America West and US Airways Group are set forth in their respective filings with the SEC, which are available at http://www.shareholder.com/americawest/edgar.cfm and http://investor.usairways.com/edgar.cfm, respectively.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed merger transaction, US Airways Group and America West have filed a Registration Statement on Form S-4 and other documents with the Securities and Exchange Commission (Registration No. 333-126162) containing a preliminary joint proxy statement/prospectus regarding the proposed transaction. The proxy statement/prospectus will be mailed to stockholders of America West after the registration statement is declared effective by the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND OTHER RELATED MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about US Airways Group and America West (when available) at http://www.sec.gov, the SEC’s website. Free copies of America West’s SEC filings are also available on America West’s website at http://www.shareholder.com/americawest/edgar.cfm, or by request to Investor Relations, America West Holdings Corporation, 111 West Rio Salado Pkwy, Tempe, Arizona 85281.

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Free copies of US Airways Group’s SEC filings are also available on US Airways Group’s website at http://investor.usairways.com/edgar.cfm or by request to Investor Relations, US Airways Group, Inc., 2345 Crystal Drive, Arlington, VA 22227.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
PARTICIPANTS IN THE SOLICITATION
America West, US Airways Group and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from America West’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of America West is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 15, 2005. Information regarding the officers and directors of US Airways Group is included in its 2004 Annual Report filed with the SEC on Form 10-K on March 1, 2005. More detailed information regarding the identity of potential participants, and their interests in the solicitation, is set forth in the registration statement and proxy statement and other materials filed with the SEC in connection with the proposed transaction.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits.

Exhibit No.	Description

99.1	Letter, dated July 22, 2005, from the Air Transportation Stabilization Board to America West Airlines, Inc. and U.S. Airways Group, Inc.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, America West Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America West Holdings Corporation
Dated: July 25, 2005	By:	/s/ Derek J. Kerr
Derek J. Kerr
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, America West Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America West Airlines, Inc.
Dated: July 25, 2005	By:	/s/ Derek J. Kerr
Derek J. Kerr
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter, dated July 22, 2005, from the Air Transportation Stabilization Board to America West Airlines, Inc. and U.S. Airways Group, Inc.

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